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                                                                EXHIBIT 10.8


                                      NOTE
                                                                October 10, 2000
US$32,515,200


     SECTION 1. AMOUNT; INTEREST; PAYMENTS; DEFAULT. Western Australia Gas Transmission Company I, a Cayman Islands corporation, (together with its successors and permitted assigns, "Borrower"), for value received, hereby promises to pay to CMS Oil and Gas (International) Ltd., a Cayman Islands corporation ("Holder"), the principal amount of Thirty-two Million Five Hundred Fifteen Thousand Two Hundred United States Dollars (US$32,515,200). Such payment shall be made on January 8, 2001 (the "Maturity Date").

     The Borrower further agrees to pay, in lawful money of the United States of America ("Dollars") and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at the Maturity Date, by acceleration or otherwise) in arrears on the Maturity Date at a rate per annum equal to 6.44% (the "Borrowing Rate"). All accruals of interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, including the date on which each payment of interest is made. If any amounts required to be paid by the Borrower under this Note remain unpaid at the Maturity Date, interest shall accrue on the aggregate outstanding balance of such unpaid amount from the Maturity Date until those amounts are paid in full at a rate per annum equal to the Borrowing Rate plus 200 basis points (2%).

     The Borrower has the right to prepay the principal and interest, or a portion thereof, without penalty, at any time prior to the Maturity Date. The Borrower may, on any date (the "Prepayment Date") on no less than one (1) Business Day's (as defined hereinafter) prior written notice (each a "Prepayment Notice"), prepay all or any portion of the then outstanding principal balance of the Note specified in such Prepayment Notice, by paying to the Holder on such date the principal amount specified in such Prepayment Notice, together with all accrued but unpaid interest on such principal amount so prepaid on and as of the date of such prepayment. Any amount prepaid may not be reborrowed hereunder.

     On the Maturity Date, the Borrower shall pay or cause to be paid to the Holder the aggregate outstanding principal amount of the Note, all accrued but unpaid interest thereon and all other amounts then due under this Note.

     All payments on or in respect of this Note shall be made by wire transfer of immediately available funds, with the Federal Reference number relating to such transfer received by Holder no later than 12:00 p.m. New York time, to such account as may be specified in writing by Holder from time to time. If any payment cannot be made via wire transfer, such payment shall be made by check (drawn off a U.S. bank branch) made payable to CMS Oil and Gas (International) Ltd., Fairlane Plaza South, 330 Town Center Drive, Suite 1100, Dearborn Michigan, 48126, USA. Any payment

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or prepayment received by the Holder after 12:00 noon New York time, shall be deemed to have been received on the next succeeding Business Day. If any payment on this Note becomes due and payable on a date that is not a Business Day, "Business Day" being a day that is not a Saturday, Sunday or legal holiday in the State of Michigan, the Cayman Islands, or Western Australia, or a day on which banking institutions chartered by the State of Michigan, the Cayman Islands, or Australia are legally required or authorized to close, such payment shall be made on the first succeeding Business Day.

     All payments under this Note shall be applied, to the extent of the amount thereof, first, to any costs, charges or expenses then due and payable by the Borrower to the Holder hereunder, second, to the amount of accrued but unpaid interest on the Note as of the date of such payment or with respect to any prepayment, to the amount of all accrued but unpaid interest on the principal amount so prepaid, and third, against the outstanding principal balance of the Note as of the date of such payment.

     All payments or prepayments under this Note shall not be subject to set-off or counterclaim of any kind for any amounts which may be due or alleged to be due from the Holder to the Borrower.

     If any of the following events (each an "Event of Default") shall occur and be continuing after the applicable grace period and notice requirement (if any), the Holder shall be entitled to exercise the remedies set forth herein:

     (a) the Borrower shall fail to make payment when due and payable of any amount that the Borrower is obligated to pay under this Note;

     (b) (i) the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Borrower seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against the Borrower or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or any of its property) shall occur; or (iii) the Borrower shall take any corporate or other action to authorize any of the actions set forth above in this subsection (b); or

     (c) one or more judgments, decrees or orders for the payment of money in excess of $5 Million in the aggregate shall be rendered against the Borrower or its properties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or


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order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (d) any material provision of this Note, after execution hereof shall for any reason other than the express terms hereof cease to be valid and binding on any party hereto; or the Borrower, or any court or governmental regulatory body having jurisdiction over the Borrower, shall so assert in writing; or

     (e) any government or governmental authority shall have condemned, nationalized seized, or otherwise expropriated all or any substantial part of the property or other assets of the Borrower or of its capital stock or shall have assumed custody or control of such property or other assets or of the business or operations of the Borrower or of its capital stock or shall have taken any action for the dissolution, receivership or disestablishment of the Borrower or any action that would prevent the Borrower or its officers from carrying on its business or operations or a substantial part thereof; or

     (f) any material adverse change in the financial condition or business of the Borrower shall occur, which, in the reasonable opinion of the Holder, may imperil, delay, or prevent the fulfillment by the Borrower of any of its obligations under this Note.

     Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided in and subject to the limitations specified in this Note. Borrower hereby waives presentment, demand, notice, protest, notice of nonpayment, notice of protest, and all other notices, demands or conditions precedent of any kind in connection with the delivery, acceptance, performance, collection and/or enforcement of this Note.

     SECTION 2. PAYMENT IN OTHER CURRENCY. Notwithstanding the above stated terms, if Borrower is unable to purchase Dollars or unable to transfer the Dollars so purchased in order to make any payments as required hereunder by reason of restrictions imposed by law, then the obligation of the Borrower in respect of any sum due from it to the Holder hereunder shall be discharged only to the extent that on the Business Day following receipt by the Holder of any sum in currency other Dollars, the Holder may purchase Dollars with such other currency after any premiums and costs of exchange. If the Dollars so purchased by the Holder are less than the sum originally due to the Holder in Dollars, the Borrower agrees, as a separate and independent obligation and notwithstanding any such payment, to indemnify the Holder against such loss. The Borrower shall pay for its own account, and indemnify, defend and hold the Holder harmless from, any claim or liability which it may incur by reason of any tax or other cost of any nature incurred in connection with any such payment under this
Section 2.

     SECTION 3. TAXES. (a) All payments by the Borrower hereunder shall be made free and clear of and without deduction for and on account of any and all present or future taxes, levies,

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imposts, deductions, charges, fees or withholdings, and all liabilities with respect thereto, including but not limited to taxes on the interest income or receipts of the Holder of this Note, imposed by the laws or taxing authorities of any jurisdiction, but excluding taxes on the overall income of the Holder ("Taxes"), all of which shall be for the account of the Borrower. If the Borrower shall be required by law to make any deduction or withholding with respect of taxes from or in respect of any sum payable hereunder to the Holder
(i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3(a)) the Holder receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

           (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of this Note, or otherwise with respect to, this Note, excluding taxes, charges or similar levies on income of the Holder under this Note ("Other Taxes).

           (c) The Borrower will indemnify the Holder for the full amount of Taxes and Other Taxes, (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 3) paid by the Holder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Reimbursement under this indemnification shall be made within 30 days from the date the Holder makes written demand therefor; provided, that the Holder shall not be entitled to demand payment under these provisions for any amount if such demand is not made within one year following the date upon which the Holder shall have been required to pay such amount.

     SECTION 4. COSTS, EXPENSES AND INDEMNIFICATION. (a) The Borrower agrees to
(i) reimburse on demand all reasonable costs and expenses of the Holder (including, without limitation, reasonable fees and expenses of counsel to the Holder) in connection with (A) the preparation, negotiation, execution and delivery of this Note and (B) any proposed modification, amendment or consent relating to this Note, and (ii) to pay on demand all reasonable costs and expenses of the Holder, and on and after the date upon which this Note becomes or is declared to be due and payable or an Event of Default shall have occurred and be continuing, the Holder (including, without limitation, reasonable fees and expenses of counsel to the Holder and, from and after such date, counsel for the Holder (including the allocated costs and expenses of in-house counsel)) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

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           (b) The Borrower further agrees to indemnify and hold the Holder and its respective officers, directors, employees, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or that may be claimed against any of them by any person by reason of or in connection with the execution, delivery or performance of this Note or any transaction contemplated hereby, or the use by the Borrower of the proceeds of the Note; or in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Note; provided however that nothing contained in this subsection (b) shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against any Indemnified Person for such Indemnified Person's gross negligence or willful misconduct.

           (c) The Borrower's obligations under this Section 4 shall survive the repayment of all amounts owing to the Holder under the Note. If and to the extent that the obligations of the Borrower under this Section 4 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law.

     SECTION 5. INCREASED COSTS. If as result of any legal rule or of any resolution of any authority the Holder determines that the cost to it of making or maintaining this Note is increased or any amount received or receivable by the Holder is reduced, then the Borrower will immediately pay to the Holder any additional amount(s) that the Holder determines will compensate it for the effect of such increased cost, or reduction in amount, plus lost profits.

     SECTION 6. NO WAIVER OF REMEDIES. No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 7. SEVERABILITY. If any provision, term or condition of this Note or the application thereof to any person or circumstance shall for any reason be held illegal, invalid or unenforceable, then the same shall not adversely affect or impair the validity and enforceability of the other provisions, terms and conditions hereof nor the application of any such provisions, terms and conditions to any other person or in any other circumstance.


     SECTION 8. HEADINGS DESCRIPTIVE, ETC. The headings of the several sections and subsections of this Note are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Note.


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     SECTION 9. ASSIGNMENTS. Holder shall not sell, assign, transfer, negotiate or otherwise dispose of all or a portion of its interest in this Note to any other person unless such person is a shareholder of Borrower.

     SECTION 10. GOVERNING LAW AND JURISDICTION PROVISION. This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Michigan of the United States of America.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date first above written.

                                    Western Australia Gas Transmission Company I



                                    By:  /s/ William J. Haener
                                       ----------------------------------

                                    Name:  William J. Haener
                                         --------------------------------

                                    Title:  President
                                          -------------------------------








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